AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 3 to the Amended and Restated Credit Agreement, dated as of July 11, 2008 (this “Amendment”), among U.S. Concrete, Inc., a Delaware corporation (the “Borrower”), the Lenders, the Issuers and Citicorp north america, Inc., as agent for the Lenders and the Issuers and as agent for the Secured Parties under the Collateral Documents (in such capacity, the “Administrative Agent”); Bank of America, N.A., in its capacity as syndication agent for the Lenders and the Issuers (the “Syndication Agent”) and JPMorgan Chase Bank, in its capacity as documentation agent for the Lenders and the Issuers (the “Documentation Agent”).

Preliminary Statements

Capitalized terms defined in the Credit Agreement (as defined below) and not otherwise defined in this Amendment are used herein as therein defined.

The Borrower, the Lenders, the Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 30, 2006 (as the same has been amended by Amendment No. 1 dated March 1, 2007 and Amendment No. 2 dated November 6, 2007, and has been otherwise amended, supplemented or modified from time to time until the date hereof, the “Credit Agreement”).

The Borrower has requested that Section 8.5 (Restricted Payments) and Section 8.6 (Prepayment and Cancellation of Indebtedness) of the Credit Agreement be amended to allow Restricted Payments and redemptions of the New Notes and Additional Notes in an aggregate amount not exceeding $30,000,000.

The parties hereto agree to amend the Credit Agreement upon the terms and subject to the conditions set forth herein.

SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 8.5 (Restricted Payments) of the Credit Agreement is hereby amended by amending and restating clause (d) thereof in its entirety as follows:

(d) as long as no Default or Event of Default has occurred and is then continuing both before and after giving effect to any such Restricted Payment, Restricted Payments made by the Borrower in an aggregate amount (when taken together with amounts paid under Section 8.6(b)(ii)) not to exceed $30,000,000; provided, that the Available Credit (after giving effect to such proposed Restricted Payment) at such time exceeds $50,000,000.

(b) Section 8.6 (Prepayment and Cancellation of Indebtedness) of the Credit Agreement is hereby amended by amending and restating clause (b) thereof in its entirety as follows:

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(b) The Borrower shall not, nor shall it permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Indebtedness; provided, however, that the Borrower and each Subsidiary of the Borrower may redeem the New Notes and/or the Additional Notes (i) with the proceeds of Permitted Subordinated Debt or (ii) so long as no Default or Event of Default has occurred and is then continuing both before and after giving effect to such redemption, in an aggregate purchase price amount (when taken together with Restricted Payments made pursuant to Section 8.5(d)) not to exceed $30,000,000; provided, that in the case of this clause (ii), the Available Credit (after giving effect to such redemption) at such time exceeds $50,000,000.

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective on the date when each of the following conditions precedent have first been satisfied (the “Effective Date”):

(a) Certain Documents. The Administrative Agent shall have received counterparts of each of the following, each dated the Effective Date (unless otherwise agreed by the Administrative Agent), in form and substance satisfactory to the Administrative Agent:

(i) this Amendment executed by the Borrower, the Administrative Agent and the Requisite Lenders; and

(ii) a consent and reaffirmation in respect of this Amendment in the form attached hereto, executed by each Guarantor.

(b) Fees and Expenses Paid. There shall have been paid to the Administrative Agent (i) for the account of each Lender that executes and delivers this Amendment on or prior to 12:00 p.m. Eastern Time on July 10, 2008, an amount equal to 0.05% of the Revolving Credit Commitments of such Lender, which the Administrative Agent shall remit to each relevant Lender upon the Effective Date and (ii) for the account of the Administrative Agent, the reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) of the Administrative Agent due and payable on or before the Effective Date.

SECTION 3. Construction with the Loan Documents.

(a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. The table of contents, signature pages and list of Exhibits and Schedules of the Credit Agreement shall be deemed modified to reflect the changes made by this Amendment.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed, including the respective guarantees and security interests granted pursuant to the respective Loan Documents.

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(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Issuers, the Arrangers or the Agents under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment is a Loan Document.

(e) This Amendment shall not extinguish, discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, except as modified hereby in connection herewith.

SECTION 4. Governing Law. This Amendment is governed by, and shall be construed in accordance with, the law of the State of New York.

SECTION 5. Representations And Warranties. The Borrower hereby represents and warrants that each of the representations and warranties made by it in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date hereof (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date) and no Default or Event of Default has occurred and is continuing as of the date hereof.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

U.S. CONCRETE, INC.
as Borrower

By:	/s/ Robert D. Hardy
Name:	Robert D. Hardy
Title:	Executive Vice President and Chief
Financial Officer

[SIGNATURE PAGE – AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT]

Citicorp North America, Inc.,
as Administrative Agent, Swing Loan Lender and Lender

By:	/s/ Matthew Paquin
	Name:	Matthew Paquin
	Title:	Vice President

Bank of America, N.A., as Syndication Agent
and Lender

By:	/s/ Joy L. Bartholomew
	Name:	Joy L. Bartholomew
	Title:	Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT]

JPMorgan Chase Bank, as Documentation
Agent and Lender

By:	/s/ Courtney Jeans
Name: Courtney Jeans
Title: Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT]

Branch Banking and Trust Co., as Lender

By:	/s/ Troy R. Weaver
Name: Troy R. Weaver
Title: Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT]

Capital One, N.A., as Lender

By:	/s/ Don Backer
Name: Don Backer
Title: Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT]

Comerica Bank, as Lender

By:	/s/ De Von Lang
Name:	De Von Lang
Title:	Corporate Banking Officer

[SIGNATURE PAGE – AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT]

Wells Fargo & Company, as Lender

By:	/s/ John Kallina
Name: John Kallina
Title: Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT]

CONSENT AND REAFFIRMATION OF GUARANTORS

Dated as of July 11, 2008

Each of the undersigned, as a Guarantor under the Guaranty dated as of March 12, 2004 (the “Guaranty”), and as a Loan Party under each Collateral Document to which it is a party, hereby consents to that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of the date hereof and to which this consent and reaffirmation is attached (the “Amendment”) and hereby confirms and agrees that notwithstanding the effectiveness of the Amendment and the Increase thereunder and as defined therein, the Guaranty and all Liens granted by it pursuant to the Collateral Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Guaranty and such Collateral Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by the Amendment.

Eastern Concrete Materials, Inc.
Kurtz Gravel Company
Superior Holdings, Inc.
Titan Concrete Industries, Inc.

By:	/s/ Robert D. Hardy
Name: Robert D. Hardy
Title: Vice President and Secretary

Breckenridge Ready Mix, Inc.

By:	/s/ Robert D. Hardy
Name: Robert D. Hardy
Title: Vice President

Concrete Acquisition II, LLC

By:	/s/ Robert D. Hardy
Name: Robert D. Hardy
Title: President and Secretary

Alberta Investments, Inc.
Alliance Haulers, Inc.
American Concrete Products, Inc.
Atlas-Tuck Concrete, Inc.
Beall Concrete Enterprises, LLC
Beall Industries, Inc.
Beall Management, Inc.
Builders’ Redi-Mix, LLC
BWB, Inc. of Michigan
Central Concrete Supply Co., Inc.
Central Precast Concrete, Inc.
Ingram Concrete, LLC
Master Mix, LLC
MG, LLC
Ready Mix Concrete Company of Knoxville, LLC
Redi-Mix Concrete, L.P.
Redi-Mix GP, LLC
Redi-Mix, LLC
San Diego Precast Concrete, Inc.
Sierra Precast, Inc.
Smith Pre-Cast, Inc.
Superior Concrete Materials, Inc.
U.S. Concrete On-Site, Inc.
USC Management Co., LLC
USC Payroll, Inc.

By:	/s/ Curt M. Lindeman
Name: Curt M. Lindeman
Title: Vice President and Secretary

Concrete XXXI Acquisition, Inc.
Concrete XXXII Acquisition, Inc.
Concrete XXXIII Acquisition, Inc.
Concrete XXXIV Acquisition, Inc.
Concrete XXXV Acquisition, Inc.
Concrete XXXVI Acquisition, Inc.

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: President

USC Atlantic, Inc.

By:	/s/ Michael W. Harlan
Name: Michael W. Harlan
Title: President and Secretary

USC Michigan, Inc.

By:	/s/ Michael W. Harlan
Name: Michael W. Harlan
Title: Vice President and Secretary

Wyoming Concrete Industries, LLC

By:	/s/ Sean Gore
Name: Sean Gore
Title: Vice President and Secretary